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                                                                    EXHIBIT 10.9

                          LOAN AND SECURITY AGREEMENT


        THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made effective as of April 10, 2000, by and between WEBEX, INC., a Delaware corporation ("Lender" or "Company") and SUBRAH S. IYAR, an individual ("Borrower").

                                    RECITALS

        A. Borrower, the Chief Executive Officer and a director of Company, desires to borrow the principal amount of $3,600,000 from Lender and Lender has agreed to lend to Borrower such principal amount, in accordance with the terms of this Agreement.

        B. Borrower has agreed to execute a Promissory Note in favor of Lender substantially in the form of Exhibit A attached hereto and incorporated by reference herein (the "Note") and provide the Pledged Collateral (as hereinafter defined) as security to Lender in order to satisfy Borrower's obligations herein and under the Note.

        C. As used in this Agreement, the term "Loan Documents" shall include this Agreement, the Note evidencing the loan described in this Agreement and the UCC-1 filing, if required by Lender, and any other documents executed by Borrower and Lender in connection with this loan.

        D. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Loan Documents.

        THEREFORE, Borrower and Lender agree as follows:

                                    ARTICLE 1
                                  Terms of Loan

        1.1 Loan Amount. By and subject to the terms of this Agreement, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, the principal sum of Three Million Six Hundred Thousand Dollars ($3,600,000) (the "Loan").

        1.2 Term of Loan. The balance of principal and accrued interest shall be due on the second anniversary of the date of this Agreement.

        1.3 Interest Rate. Interest shall accrue on the unpaid principal balance hereunder from time to time outstanding at the rate of six and one-half percent (6.5%) per annum.

                                    ARTICLE 2
                                Security Interest

        2.1 Grant of Security Interest. As security for the full, prompt and complete payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all indebtedness of Borrower to Lender created under the Note (all such indebtedness being the


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"Liabilities"), together with, without limitation, the prompt payment of all expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incidental to the collection of the Liabilities and the enforcement or protection of Lender's lien in and to the collateral pledged hereunder, Borrower hereby pledges to Lender, and grants to Lender, a first priority security interest in all of the following (collectively, the "Pledged Collateral"):

        (a) Three million shares of the Common Stock of Company currently held by Borrower (the "Pledged Shares"), and all stock certificates, dividends, cash, securities, instruments, and other property, proceeds, options or rights from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

        (b)    A first deed of trust on that certain property located at

        The term "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness may be or hereafter becomes unenforceable.

        2.2 Collection; Extension etc. At any time, without notice, and at the expense of Borrower, Lender in its name or in the name of its nominee or of Borrower may, but shall not be obligated to: (1) collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums now or hereafter payable upon or on account of said Pledged Collateral; (2) enter into any extension, reorganization, deposit, merger or consolidation agreement, or any agreement in any way relating to or affecting the Pledged Collateral, and in connection therewith may deposit or surrender control of such Pledged Collateral thereunder, accept other property in exchange for such Pledged Collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for such Pledged Collateral shall be applied to the indebtedness or thereafter held by it pursuant to the provisions hereof; (3) insure, process and preserve the Pledged Collateral; (4) cause the Pledged Collateral to be transferred to its name or to the name of its nominee; and (5) exercise as to such Pledged Collateral all the rights, powers and remedies of an owner, except that so long as no default exists under the Note or hereunder Borrower shall retain all voting rights as to the Pledged Shares, provided, however, that no vote shall be cast which in Lender's reasonable judgment, would impair the Pledged Collateral or which would be inconsistent with or violate any provision of the Loan Documents.


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        2.3 Taxes. Borrower agrees to pay prior to delinquency and to hold
Lender harmless from any and all liabilities with respect to, or resulting from any and all taxes, charges, liens and assessments against the Pledged Collateral, and upon the failure of Borrower to do so, Lender at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

        2.4 Termination. In the event that Borrower's service with Company (whether an employee, director or consultant) is terminated for any reason (whether voluntarily by Borrower or involuntarily by Company) prior to payment in full of the Note, in addition to any rights of Lender pursuant to this Agreement, the Note may be accelerated and all remaining unpaid principal and accrued interest shall become due and payable in full within 180 days of the date of such termination unless due earlier pursuant to the terms of the Note or this Agreement. If any such amounts are not paid (the "Unpaid Amount") within the earlier of 180 days following Borrower's termination of service and the Maturity Date, then the Unpaid Amount may be satisfied by Lender in its sole discretion at any time following such date by return to Lender for cancellation of shares of Common Stock in an amount equal to the Unpaid Amount (or portion thereof); provided, however, that any fractional shares of Common Stock calculated pursuant to this sentence will be rounded up to the nearest whole number. For purposes of satisfying the Note, the value of the shares surrendered shall be as determined in good faith by the Board of Directors of the Company.

        2.5 Rights. Until all indebtedness shall have been paid in full all other rights, powers and remedies granted to Lender hereunder shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that the indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Borrower may have ceased.

        2.6 Release. Lender agrees that so long as no default exists under any of the Loan Documents, the Pledged Shares shall, upon the request of Borrower, be released from pledge as the indebtedness is paid. In addition, upon the request of Borrower, so long as a public market exists for the Pledged Shares, such Shares may be sold by Borrower provided fifty percent (50%) of the gross proceeds of any such sale are used to repay the Note.

        2.7 Discharge. Lender may at any time deliver the Pledged Collateral or any part thereof to Borrower and the receipt of Borrower shall be a complete and full acquittance for the Pledged Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.

                                    ARTICLE 3
                         Representations and Warranties

        Borrower makes the following representations and warranties in order to induce Lender to enter into and execute the Loan Documents, and to make the Loan to Borrower:

        3.1 Enforceability. Borrower is authorized to execute, deliver and perform under the Loan Documents which are valid and binding obligations of Borrower.

        3.2 No Violation. Borrower's undertakings in the Loan Documents do not violate any applicable statute, law, regulation or ordinance or any order or ruling of any court or


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governmental entity, or conflict with, or constitute a breach or default under, any agreement by which Borrower is bound. Borrower is not in violation of any statute, law, regulation or ordinance, or of any order of any court or governmental entity.

        3.3 Claims. There are no claims, actions or proceedings pending or, to Borrower's knowledge, threatened against Borrower other than those disclosed to Lender in writing.

        3.4 Rights. Borrower holds all right, title and interest in the Pledged Collateral described herein.

        3.5 Prior Liens. There are no liens or encumbrances against the Pledged Collateral and no filed or recorded Form UCC-1 Financing Statements.

        3.6 No Further Assignment. Borrower will not make any further assignment of the Pledged Collateral or create any further security interest therein, nor permit his rights therein to be reached by attachment, levy, garnishment, or other judicial process.

        3.7 Survival of Representation and Warranties. Each of the foregoing representations and warranties shall survive the making of the Loan.

                                    ARTICLE 4
                                     Default

        4.1 Default. The following shall constitute an "Event of Default" under the Loan Documents:

        (a) Monetary. At Lender's option, Borrower's failure to pay when due any sums payable under the Note or any of the other Loan Documents;

        (b) Performance of Obligations. Borrower's failure to perform his obligations under any of the Loan Documents;

        (c) Representations and Warranties. The failure of any of Borrower's representations or warranties in any of the Loan Documents to be true as of the date of this Agreement and to remain true while any amounts are outstanding under the Note or during the terms of any of the Loan Documents;

        (d) Voluntary Bankruptcy; Insolvency. (i) Borrower's filing of a petition for relief under the Bankruptcy Act, or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debts (collectively, "Debtor Relief Law"); or (ii) Borrower's filing any pleading in any involuntary proceeding under the Bankruptcy Act or other Debtor Relief Law, which admits the jurisdiction of the court or the petitioner's material allegations regarding Borrower's insolvency; or (iii) Borrower's making a general assignment for the benefit of creditors; or (iv) Borrower's applying for, or the appointment of, a receiver, custodian or liquidator of Borrower or any of his property;

        (e) Involuntary Bankruptcy. Borrower's failure to effect a full dismissal of any involuntary petition under the Bankruptcy Act or any other Debtor Relief Law, that is filed


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against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan, prior to the earlier of the entry of any order granting relief sought in the involuntary petition, or thirty (30) days after the date of filing of the petition; or

        (f) Levy on Pledged Collateral. The levy of any attachment, execution or other process against the Pledged Collateral.

        4.2 Acceleration. Upon the occurrence of an Event of Default specified in Section 4.1 hereof, or upon any default under any of the other Loan Documents, Lender may, at its option, declare all sums owing to Lender under the
Note immediately due and payable.

                                    ARTICLE 5
                            Miscellaneous Provisions

        5.1 Further Assurances. At Lender's request and at Borrower's expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper (as determined by Lender) to carry out the purposes of the Loan Documents or to perfect and preserve any liens created by the Loan Documents, including but not limited to a mortgage on the residence purchased with the proceeds of the Loan.

        5.2 Form of Documents. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of any of the Loan Documents shall be subject to Lender's approval and shall not be modified, superseded or terminated in any respect without Lender's prior written approval.

        5.3 No Third Parties Benefited. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

        5.4 Notices. All written notices and demands under the Loan Documents shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of seventy-two (72) hours after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Borrower or Lender appearing in the signature page below. Notice of change of address may be given in the same manner, provided Borrower's address is in the State of California.

        5.5 Authority to File Notices. Borrower irrevocably appoints and authorizes Lender, as Borrower's attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender's or Borrower's name any notices, instruments or documents that Lender deems appropriate to protect Lender's interest under any of the Loan Documents.

        5.6 Attorneys' Fees; Enforcement. If any attorney is engaged by Lender to enforce, construe or defend any provision of any of the Loan Documents, or as a consequence of any Event of Default under the Loan Documents, with or without the filing of any legal action or proceeding, Borrower shall pay to Lender, immediately upon demand, the amount of all attorneys' fees and costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand at the maximum rate of interest allowable by law.


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        5.7 Assignment. Borrower shall not assign Borrower's interest under any of the Loan Documents, or in any monies due or to become due thereunder.

        5.8 Severability. If any provision of the Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from the Loan Documents and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been part of the Loan Documents.

        5.9 Heirs, Successors and Assigns. The terms of the Loan Documents shall be binding upon and inure to the benefit of the heirs, successors and assigns of all parties; provided, however, that this Section does not waive the provisions of Section 5.7.

        5.10 Rights Cumulative; No Waiver. All Lender's rights and remedies provided in the Loan Documents, granted by law or otherwise, are cumulative and may be exercised by Lender at any time. Lender's exercise of any right or remedy shall not constitute a cure of any Event of Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Events of Default. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking action concerning any Event of Default under the Loan Documents, or from any previous waiver of any similar or unrelated Event of Default. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

        5.11 Time. Time is of the essence of each term of the Loan Documents.

        5.12 Headings. All headings appearing in any of the Loan Documents are for convenience only and shall be disregarded in construing the Loan Documents.

        5.13 Governing Law. The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of California. Borrower consents to the jurisdiction of any Federal or State Court within the State of California having proper venue and also consents to service of process by any means authorized by California or Federal law.

        5.14 Integration; Interpretation. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations and documents. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents in any of the Loan Documents includes any amendments, renewals or extensions approved by Lender. Any reference to this Agreement or to the Loan Documents shall include all or any of the provisions of this Agreement and the Loan Documents unless otherwise specified.


                            [SIGNATURE PAGE FOLLOWS]


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        IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement on the date first written above.



        Lender:                            WEBEX, INC., a Delaware corporation


                                           By: /s/ Craig Klosterman
                                              ----------------------------------
                                           Its:  CFO
                                               ---------------------------------

                            Address:       110 Rose Orchard Way
                                           San Jose, CA 95134


        Borrower:                          SUBRAH S. IYAR, an individual

                                           /s/ Subrah S. Iyar
                                           -------------------------------------

                            Address:       3205 Hancock Pl
                                           Fremont, CA 94530


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                                    EXHIBIT A
                              FORM PROMISSORY NOTE


$3,600,000                                             San Francisco, California
                                                      Dated as of April 10, 2000


               FOR VALUE RECEIVED, the undersigned, SUBRAH S. IYAR, an individual ("Borrower"), promises to pay to the order of WEBEX, INC., a Delaware company (the "Company"), the principal sum of Three Million Six Hundred Thousand Dollars ($3,600,000) payable on April 10, 2002 (the "Maturity Date"). This Note shall bear interest from the date hereof on the unpaid principal and accrued but unpaid interest at the rate of six and one-half percent (6.5%) per annum, the aggregate interest being payable on the Maturity Date.

               From and after the Maturity Date, or such earlier date of an Event of Default as defined in a Loan and Security Agreement of even date herewith which is on file with the Secretary of the Company, this Note shall bear interest on the unpaid principal and accrued but unpaid interest at a rate equal to ten percent (10%) per annum, until paid in full. Notwithstanding any provision of this Note, it is the intent and agreement of the parties that in the event any interest specified herein is found to violate any applicable law or regulation, this Note shall be construed or deemed amended so that the interest is reduced to the extent necessary to comply with such applicable law or regulation.

               This Note is a full-recourse note originally secured by a pledge of three million shares of the Common Stock of the Company and a first mortgage deed pursuant to the Loan and Security Agreement. Upon the occurrence of an Event of Default, (and if such Event of Default shall not have been cured, waived or postponed pursuant to a written agreement entered into between Borrower and the Company within thirty (30) days after written notice of such Event of Default from either Borrower or the Company to the other party, (a) all indebtedness of Borrower under this Note, any term hereof to the contrary notwithstanding, shall at the Company's option become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower and (b) the Company shall have all rights, powers and remedies available under each of the Note and the Loan and Security Agreement, or accorded by law, including, without limitation, the right to resort to any or all security subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law; provided, however, that after such acceleration the Company may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal or interest that has become due solely because of the acceleration, have been cured or waived. All rights, powers and remedies of the Company may be exercised at any time by the Company and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

               If payment is not made when due, and if action is instituted on this Note, the undersigned agrees to pay reasonable attorneys' fees and costs of suit as fixed by the court.


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               The undersigned shall have the right to prepay all or any part of the unpaid principal amount and accrued interest of this Note without premium at any time prior to the Maturity Date.

               This Note shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflict of laws.

               IN WITNESS WHEREOF, the undersigned has caused this note to be signed, dated and delivered as of the day and year first above written.


                                         SUBRAH S. IYAR


                                         /s/ Subrah S. Iyar
                                         ---------------------------------------


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